SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  October 14, 1997
                                                      ----------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                 (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California          90245
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(Address of Principal Executive Offices)                        (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

On October 14, 1997 the following news release was issued:


                          UNOCAL LOOKS TO ENHANCE VALUE
                         OF CANADIAN OIL AND GAS ASSETS
                         ------------------------------


     El Segundo, Calif., Oct. 13, 1997 -- Unocal Corporation said today it is considering the restructuring of certain Canadian oil and gas assets held by its Unocal Canada, Ltd., subsidiary.

     The company said the restructuring could involve an exchange of assets for an equity interest in a publicly traded Canadian oil and gas company, or the formation of an alliance, joint venture or operating partnership with a Canadian firm.

     "Our objective with this restructuring is to enhance the long-term growth and value of our Canadian oil and gas properties," said Charles R. Williamson, Unocal group vice president for International Operations. "We feel that we have significant potential in Canada, and joining with an aggressive Canadian company will enable us to realize the full value of those assets for our stockholders."

     Unocal Canada's current working interest production from fields in Alberta, British Columbia and Saskatchewan is about 25,000 barrels of oil equivalent per day (before royalty interest).

     Williamson noted that Unocal and its advisors had narrowed the discussions to a short list of key Canadian firms and would open a data room shortly. CIBC Wood Gundy is acting as financial advisor for Unocal.

     The company did not indicate a schedule for negotiations or an estimated date for completion of the transaction.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
                                              (Registrant)




Date:  October 14, 1997                    By:  /s/ JOSEPH A. HOUSEHOLDER
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                                           Joseph A. Householder
                                           Vice President, Tax and Comptroller